Exhibit 99.1

FOR RELEASE March 3, 2014

China Biologic Completes Stock Repurchase Transaction

BEIJING, China – March 3, 2014 – China Biologic Products, Inc. (NASDAQ: CBPO, "China Biologic" or the "Company"), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that the Company has completed its repurchase of 2.5 million shares of common stock for a total consideration of $70 million. This transaction was originally announced in the Company’s 8-K SEC filing on January 28, 2014.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “In the past six months, we have closed two share repurchase transactions totaling 3.98 million shares of common stock for a total consideration of $99.6 million. Through these repurchase transactions, we continue to enhance our shareholder structure and increase shareholder value. We are also pleased that the two individual selling shareholders in these repurchase transactions have both reached settlement with the certain plaintiff group the title dispute regarding the Company shares held by such selling shareholders.”

As originally announced on January 28, 2014, China Biologic Products, Inc. entered into a Repurchase Agreement with Ms. Siu Ling Chan, an individual shareholder of the Company, and Mr. Tung Lam, the spouse of Ms. Chan, pursuant to which the Company agreed to repurchase 2.5 million shares of its common stock, representing approximately 9.67% of the total common stock outstanding on January 27, 2014. The repurchase price is $28.00 per share totaling $70 million in aggregate.

About China Biologic Products, Inc.

China Biologic Products, Inc. (Nasdaq: CBPO), is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including its potential inability to achieve the expected operating and financial performance in 2014, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com